Exhibit 99.1

Cuentas to Introduce Proprietary Mobile Security Technology to the U.S. Market

Cuentas’ Proposed Acquisition of a 75% Equity Stake in World Health Energy Holdings, Inc. (OTC Pink:WHEN) is intended to Expand Cuentas’ Mobile business and Provide critical Next-Generation Security Against Privacy and Cyber Threats.

MIAMI BEACH, FL, Oct. 16, 2023 (GLOBE NEWSWIRE) -- Cuentas, Inc. (Nasdaq: CUEN & CUENW) (“Cuentas”), developer of an alternative financial ecosystem to the underbanked, today signed a letter of intent to acquire control of WHEN Group (World Health Energy Holdings, Inc. – OTC Pink: WHEN), pending Nasdaq and shareholder approval and other specified conditions, through a share exchange with WHEN’s principal shareholder, leaving Cuentas uniquely debt-free and well positioned to grow its mobile and FinTech lines.

The WHEN Group was founded by Israeli engineers and international professionals with deep background in Cyber security and data threat remediation in both government and private sectors. From business and personal privacy to fin-tech security, WHEN has been developing solutions that utilize advanced pattern recognition and AI to create a security screening environment that can detect and defend against a range of threats and attacks on telecom, banking, and other communication infrastructure.  Upon closing of the acquisition, Cuentas intends to begin integrating WHEN’s portfolio of Cyber Security solutions into the Cuentas Mobile Platform as well as offering WHEN’s advanced solutions to Cuentas’ fintech partners.

This move comes on the heels of new global conflicts from Ukraine to Israel, conflicts which have increasingly brought to light the dangers that are threatening our global digital infrastructure systems. These threats extend beyond governments to families and individuals. According to a recent report by the Red Cross, “There is no escaping the life-changing and life-endangering impact that digital technologies are having on people affected by conflict.” Digital threats such as surveillance, cyber-attacks, misuse of personal data, misinformation and disinformation are all-pervasive and these risks continue to evolve rapidly with new technologies such as generative artificial intelligence (AI) joining an ever-expanding list of digital dangers.1

1	https://blogs.icrc.org/inspired/2023/08/25/digital-dilemmas-immersive-experience-exposes-technology-threats/

Cuentas’ Management has been working with WHEN to identify immediate opportunities to provide WHEN solutions not only to the CUENTAS mobile platform, but also to the businesses and industries that Cuentas serves in the U.S. and around the world. Additionally, the parties are planning on deploying WHEN’s proprietary software to protect families concerned with external cyber threats at home, enabling the monitoring of a child and his environmental behavioral patterns that will alert parents to potential tragedies caused by cyberbullying, pedophiles, other predators, and depression / state of mind.

In consideration of the acquisition of the 75% stake in WHEN, Cuentas will issue to UCG, Inc. the principal shareholder of WHEN, such number of  common shares of CUEN which will represent on the date of issuance 50% of Cuentas’ issued and outstanding capital (on a fully diluted basis), in exchange for UCG’s stake in WHEN. Subject to the terms of the agreement, WHEN Group management, including Major Gen. (Ret) Danny Yatom, a former Director of Israeli Mossad, and current President of WHEN, and Giora Rosensweig, CEO with major experience in cyber security and artificial intelligence, will be joining the Cuentas Board of Directors and Executive Management. While the companies will initially continue to operate independently, management from both teams believe the synergies between the companies can pave the way to even deeper relationships.

“I have known some of the players on the WHEN team for many years and have always believed that their solutions could become a standard in communications security for businesses and families”, said Cuentas Co-Founder and CEO Arik Maimon.  “The world needs what WHEN is developing now more than ever… and we are going to bring it to them!”

WHEN Group was incorporated as a joint venture between SG77 and RNA Ltd, which develop and improve cyber security and cyber monitoring solutions in the B2C and B2B marketplace. WHEN has recently moved into telecommunications platforms with its acquisition of CrossMobile, a licensed Telecom (full core mobile virtual network operator) in Poland, joining a small, rarified group of licensed telecom operators in the EU.  Cuentas believes that this will provide a powerful proof of concept for the Company’s planned launch of services into the US.

“We have been heads down focused on created a state-of-the-art technology platform that defends critical communications and financial infrastructure against attack and compromise” said Major Gen. (Ret.) Danny Yatom, President of WHEN and Former Director of Israeli Mossad. “The proposed transaction puts us on the world stage and will enable us to bring our innovations more rapidly to market.”

WHEN’s easy-to-use A.I. and machine learning driven platform is a holistic solution that integrates with any system and is fully customizable based on customer needs.  Management believes their solutions address a broad segment of the fast-growing, multi-billion-dollar cyber security market.

“We needed to get our solutions in front of major players in the US and around the world”, stated Giora Rosensweig, CEO of WHEN Group. “With Cuentas as partners, we see the opportunity to expand more rapidly across multiple markets and industries.” https://whengroupinfo.com/

Both Cuentas and WHEN have taken a broad portfolio approach to their markets, and management teams are aligned on the notion of building extended platforms, focusing on new technologies that connect vertical markets.  With this acquisition, Cuentas is extending its platform from connect, to protect.

“Increasingly, people address the digital world through their mobile devices, and in many countries, the mobile phone is the only way they connect,” stated Michael De Prado, Co-founder and President of Cuentas. “We have seen what can happen when the digital world gets out of control, and we want to protect businesses and families who are increasingly at risk.”

Earlier in the year, Cuentas made a move into the real estate tech market, with the launch of Cuentas Casa, and the announcements of development and tech partnerships for the next generation of building construction. WHEN management mirrors this approach with their recent acquisition of Polish Telco, CrossMobile.  Further, a key investor and stakeholder in WHEN is real estate developer, George Baumoehl, an early investor in WHEN, a WHEN director and part of the group who are exchanging their equity interest in WHEN for the Cuentas shares.

“Technology is bringing the world closer together, and, now with AI, the opportunities to impact multiple markets efficiently have increased significantly”, said Baumoehl. “I see the combination of WHEN tech and Cuentas access as pivotal, and I have communicated to management of both companies that I will continue to support their growth”.

According to Grand View Research, the global cyber security market size was estimated at USD 202.72 billion in 2022 and is projected to grow at a compound annual growth rate (CAGR) of 12.3% from 2023 to 2030. The growing number of cyber-attacks owing to the proliferation of e-commerce platforms, the emergence of smart devices, and the deployment of the cloud are some of the key factors propelling the market growth. Increasing usage of devices equipped with the Internet of Things (IoT) and intelligent technologies is expected to increase the cases of cyber threats. As such, end-user organizations are anticipated to integrate advanced cyber security solutions to mitigate the cyber-attacks risk, supporting the market growth.2

2	https://www.grandviewresearch.com/industry-analysis/cyber-security-market

“With the world’s virtually 100% dependency on communication and financial technology, the risk may  be incalculable,” continued Maimon. “With this announcement, we are now able to focus not just on connecting, but also on protecting the markets, business and families we reach.”

Cuentas’ Board of Directors has approved the transaction and the Companies expect to complete the transaction this year. The closing is contingent on several factors, including without limitation, the approval of Nasdaq and the shareholders of Cuentas approving the transaction.

About WHEN

World Health Energy Holdings, Inc. (d/b/a WHEN Group) is a holding company comprised of CrossMobile, SG 77, Inc./RNA Ltd, which develops and significantly improves existing cybersecurity solutions in the B2C and B2B marketplace. WHEN Group develops new systems by applying pattern recognition technology based on IOT / mobile / servers and computer activity, analyzing human and device behavior, relationships, and BPM (Business Process Management) to automatically identify and prevent potential danger to individuals and companies. The B2C Cybersecurity division targets families concerned with external cyber threats and exposures in addition to monitoring a child’s behavioral patterns that may alert parents to potential tragedies caused by cyber bullying, pedophiles, other predators, and depression. The B2B Cybersecurity system software development and implementation company is focused on innovative solutions for the constantly evolving cyber challenges of businesses, non-governmental organizations (NGOs) and governmental entities. By deploying a highly experienced development team, RNA Ltd. anticipates both internal and external cyber threats, by identifying behavioral patterns that flag potential cyber compromises.

Additional information is available at: https://www.whengroup.com/.

About Cuentas

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is creating an alternative financial ecosystem for the growing global population who do not have access to traditional financial alternatives. The Company’s proprietary technologies help to integrate FinTech (Financial Technology), e-finance and e-commerce services into solutions that deliver next generation digital financial services to the unbanked, under-banked and underserved populations nationally in the USA. The Cuentas Platform integrates Cuentas Mobile, the Company’s Telecommunications solution, with its core financial services offerings to help entire communities enter the modern financial marketplace. Cuentas has launched its General Purpose Reloadable (GPR) Card, which includes a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. In Q1 of 2023Cuentas launched Cuentas Casa, an alternative housing development initiative that secured a 10-year supply agreement for a patented, sustainable building system that will provide the bridge between its technology solutions and the affordable housing market. Cuentas has made investments to date in affordable housing projects for over 450 apartments. LINK: https://cuentas.com AND https://cuentasmobile.com

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, Nasdaq and shareholder approval of the proposed transaction, our ability to manage our research and development programs that are based on novel technologies, our ability to successfully integrate WHEN operations and product offerings, the sufficiency of working capital to realize our business plans and our ability to raise additional capital, market acceptance, the going concern qualification in our financial statements, our ability to retain key employees, our competitors developing better or cheaper alternatives to our products, risks relating to legal proceedings against us and the risks and uncertainties discussed under the heading “RISK FACTORS” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Investor Relations

Cuentas, Inc.

800-611-3622

info@cuentas.com

SOURCE: Cuentas, Inc.

3